UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2012

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)   On November 26, 2012, General Employment Enterprises, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”), its independent registered public accounting firm. The decision was approved by the Company’s Audit Committee.

The reports of BDO on the Company’s financial statements for the fiscal years ended September 30, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended September 30, 2011 and September 30, 2010, (i) there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audit of the Company’s financial statements for the fiscal year ended September 30, 2012 (the “2012 Audit”), on October 12, 2012, BDO notified the Company of its need to expand the scope of the procedures to be performed as part of the 2012 Audit, to ascertain the extent of the Company’s business and financial affiliation with Mr. Wilbur Anthony Huff following the indictment of Mr. Huff for various conspiracies and fraudulent schemes.  On October 18, 2012, BDO set out a work plan for such extended audit procedures (the “Work Plan”), which consisted of two phases.  The first phase of the Work Plan had estimated fees of $150,000, without any limit or guarantee.  BDO could not estimate the fees for phase II of the Work Plan.  Through multiple communications, the Company’s Audit Committee expressed its disagreement to BDO regarding the necessity and scope of the extended audit procedures.  After being unable to agree upon the extent of the 2012 Audit, the Company’s Audit Committee informed BDO, on November 26, 2012, that it was terminating the services of BDO due to (i) the open ended nature of fees which may be imposed by BDO for the two phase Work Plan, (ii) the open ended time frame for the completion of both phases of the Work Plan, and (iii) the uncertainty of BDO’s conclusion following the completion of the Work Plan.

The Company provided BDO with a copy of the disclosures made in this Current Report on Form 8-K and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by BDO is attached as Exhibit 16.1 hereto.

(b) On November 29, 2012, the Company engaged Friedman, LLP (“Friedman”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2012. The appointment of Friedman was approved by the Company’s Audit Committee.

During each of the Company’s two most recent fiscal years and through the interim period preceding the engagement of Friedman, the Company (a) has not engaged Friedman as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with Friedman regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Friedman concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has authorized BDO to respond fully to the inquiries of Friedman concerning the subject matter of the Work Plan.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

16.1	Letter from BDO USA, LLP dated November 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC. (Registrant)
Date: November 30, 2012	By: /s/ Salvatore J. Zizza
Salvatore J. Zizza
Chief Executive Officer